EXHIBIT 99.1

Alabama National Announces Changes in its Investment Division

BIRMINGHAM, Ala.—(BUSINESS WIRE)—November 16, 2004—Alabama National BanCorporation (“ANB”) (NASDAQ: ALAB) announced that several employees of its investment division have resigned today from the company to join a competitor. Five of the company’s eleven fixed income salespeople are included in this group. The approximate nine month 2004 year-to-date revenue and income contribution attributable to this departing group has been $6.7 million and $1.1 million, respectively. This income contribution amount does not include the compensation expense associated with Victor E. Nichol, Jr., whose resignation was announced November 15, 2004.

Alabama National reiterated its continued commitment to the correspondent banking investment business and its plans to build upon its past success in this business.

This press release contains forward-looking statements as defined by federal securities laws. Statements contained in this press release which are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. ANB undertakes no obligation to update these statements following the date of this press release. In addition, ANB, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of ANB’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by ANB with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of ANB or its senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

For information call:

Alabama National BanCorporation

William E. Matthews, V

Executive Vice President and

Chief Financial Officer

(205) 583-3650